SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

March 12, 2007
Date of Report (date of earliest event reported)

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
Exact name of Registrant as Specified in its Charter

Florida	333-138667	20-3061892
State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

50 E. River Center Boulevard, Suite 820, Covington, KY 41011
Address of Principal Executive Offices, Including Zip Code

(859) 581-5111
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 (a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 12, 2007, Valley Forge Composite Technologies, Inc. (the "Company"), after review and discussion by its Board of Directors and its President and Principal Financial and Accounting Officer, concluded that the previously issued interim financial statements for the nine months ended September 30, 2006 included in the Company's Registration Statement on Form SB-2, as amended, and Report on Form 10-QSB for the period ended September 30, 2006 should not be relied upon. In particular the Company has determined, based upon discussions with the SEC, that it had improperly reported and overstated sales revenue and receivable amounts totaling $921,919 each. The Company also overstated cost of sales by $435,585, and understated inventories by $435,585. The Company overstated selling and administrative expenses by $436,609 and overstated amounts due to shareholders by $436,609 relating to commission expense of the sale. All of the preceding changes directly relate to the Company’s change in revenue recognition after discussions with the SEC. Accordingly, the Company's September 30, 2006 interim financial statements will be restated and are expected to result in an increase in net loss for the nine months ended September 30, 2006 to $771,639. Net loss per share (basic and diluted) for the nine months ended September 30, 2006 is expected to remain at $0.02.

A decrease is expected in the net loss for the three months ended September 30, 2006 to $343,763. Net loss per share (basic and diluted) for the three months ended September 30, 2006 is expected to remain at $0.01. Total assets are expected to decrease by $486,334,current liabilities are expected to decrease by $436,609 and shareholders’ equity is expected to decrease by $49,725 as a result of the restatement.

This restatement reflects the decision of management that a parts order sold to a Japanese buyer should not have been recorded as revenue in 2006 and should be recorded as inventory because payment has been delayed and collectability is the subject of debate. Revenue will be recognized when payment is received.

The Company anticipates that on or before March 31, 2007 it will file an amendment to its Report on Form 10-QSB for the quarter ended September 30, 2006 that will contain restated financial statements. Thereafter, a further amendment to its Form SB-2 will be prepared and filed.

The Company does not have an audit committee. The Company has discussed the matters set forth herein with the Company's independent registered public accounting firm, Sherb & Co., LLP, who has not audited the financial information contained herein.

The Company is engaged in an on-going comment and response process with the SEC related to its Registration Statement on Form SB-2. The changes set forth in the Form SB-2/A for the period ended September 30, 2006 will also be reflected in Amendment #2 to the Company's Form SB-2 when it is filed with the SEC. It is possible that the Company will receive additional accounting comments from the SEC related to its Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valley Forge Composite Technologies, Inc.

Date: March 15, 2007	By:	/s/ Louis J. Brothers
Louis J. Brothers, President